Exhibit 10.10

THIRD EXTENSION OF LEASE AGREEMENT

This Agreement is made this 7 day of April, 2010 by and between Bannockburn Executive Plaza L.L.C. (“Landlord”), and Agility Centralized Research Services, Inc. (“Tenant”);

Whereas, on the 19th day of January, 2004 the parties hereto entered into a written lease (“Lease”) for the Premises commonly known as Suite 133 in Bannockburn Executive Plaza, 2275 Half Day Road, in Bannockburn, Illinois, which Lease was extended by Agreement on January 5, 2006, and again on December 28, 2006, and was extended thereafter on a month to month basis.

And Whereas the parties wish to continue the said Lease for a three year term on the terms herein stated;

Now, Therefore, in consideration of the mutual covenants herein, and in the stated Lease contained, the parties hereby agree that the term of the said Lease is extended for a period of three (3) years commencing May 1, 2010 and ending on the 30th day of April, 2013 and that the said extended term is under the same terms, provisions, and conditions as in the said Lease now contained except that the Base Rent in the first year of this extension shall remain at its current rate of Eighteen Hundred Sixty Seven and 39/100 Dollars ($1,867.39) monthly,

In consideration of the above, Landlord agrees, at Landlord’s cost:

1.

to replace Landlord’s existing Emergency Generator panel in the basement of the Building, and pipe, wire and hook up one circuit, 30 amps, 208 volts in Tenant’s Premises so as to provide backup power for computer and telephones.

2.	To replace the carpet in the Premises in a building standard carpet as selected by Tenant.

LANDLORD:		TENANT:

Bannockburn Executive Plaza, L.L.C		Agility Centralized Research Services, Inc,

By Dolan Assoc., Ltd., as Agent

By:	By:

Its President		Its CEO